Haynie & Company
Certified Public Accountants (a professional corporation)
1785 West Printers Row Salt Lake City, Utah 84119 (801) 972-4800 Fax (801) 972-8941

August 24, 2016

U.S. Securities and Exchange Commission
100 F. Street
Washington, DC 20549 – 7561

Ladies and Gentlemen:

We have read the statements of Advanced Medical Isotope Corporation pertaining to our firm included in Item 4.01 of the Form 8-K dated August 24, 2016 and are in agreement with the statements contained in that document pertaining to our firm.

Sincerely,

Haynie & Company

Haynie & Company